SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 2, 2006
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On February 2, 2006, Kendal E. Carson resigned his positions as an Executive Vice President of United Bankshares, Inc. (“United”) and as President of United’s wholly-owned Virginia banking subsidiary, United Bank.
     As previously disclosed, Mr. Carson had entered into a Supplemental Executive Retirement Agreement (“SERP”) and a Change of Control Agreement (“Change of Control Agreement”) with United, effective October 1, 2003 and August 15, 2000, respectively. Upon the resignation of Mr. Carson, the SERP and Change of Control Agreement terminate. Mr. Carson will not be entitled to receive any payments under these agreements.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.
10.1	Supplemental Executive Retirement Agreement, dated October 1, 2003, between Kendal Carson and United. (Incorporated by reference to Exhibit 10 of United’s March 31, 2004 Form 10-Q)
10.2	Change of Control Agreement, dated August 15, 2000, between Kendal E. Carson and United. (Incorporated by reference to Exhibit 10.2 of United’s December 31, 2000 Form 10-K)

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: February 7, 2006	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer